UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

804 Carnegie Center Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

(609) 524-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2016, NRG Energy, Inc. (“NRG”) completed the sale of $1.25 billion aggregate principal amount of 6.625% senior notes due 2027 (the “Senior Notes”) pursuant to the terms of the purchase agreement, dated July 19, 2016 (the “Purchase Agreement”), among NRG, the guarantors named therein, and the initial purchasers named therein (the “Initial Purchasers”).  The Senior Notes were issued under a base indenture, dated May 23, 2016 (the “Base Indenture”), between NRG and Law Debenture Trust Company of New York, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated August 2, 2016 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among NRG, the guarantors named therein and the Trustee.  The Indenture and the form of Senior Note, which is attached as an exhibit to the Supplemental Indenture, provides, among other things, that the Senior Notes will be senior unsecured obligations of NRG.  Interest is payable on the Senior Notes on January 15 and July 15 of each year beginning on January 15, 2017 until their maturity date of January 15, 2027.

The terms of the Indenture, among other things, limit the ability of NRG and certain of its subsidiaries to create liens on assets and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the indentures; defaults in failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against NRG and its subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.  Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding series of Senior Notes may declare all the Senior Notes of such series to be due and payable immediately.

The Senior Notes were sold to the Initial Purchasers for resale to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.  Pursuant to the terms of the registration rights agreement, dated August 2, 2016 (the “Registration Rights Agreement”), among NRG, the guarantors named therein, and the Initial Purchasers, NRG has agreed to offer to exchange substantially identical senior notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the Senior Notes, or, in certain circumstances, to register resales of the Senior Notes.

The Senior Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  This Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The Base Indenture, Supplemental Indenture, the form of Senior Notes and the Registration Rights Agreement, are filed as exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the form of Senior Notes are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On August 2, 2016, NRG issued a press release regarding the redemption for cash of all of its remaining outstanding 8.25% Senior Notes due 2020 (the “8.25% Notes”) and a partial redemption of its outstanding 7.875% Senior Notes due 2021 (the “7.875% Notes”).  The redemption of the 8.25% Notes and the 7.875% Notes will occur on September 1, 2016.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Document

4.1

Indenture, dated May 23, 2016, between NRG Energy, Inc. and Law Debenture Trust Company of New York (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on May 23, 2016).

4.2	Supplemental Indenture, dated August 2, 2016, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.

4.3	Form of 6.625% Senior Note due 2027 (incorporated by reference to Exhibit 4.2 filed herewith).

4.4

Registration Rights Agreement, dated August 2, 2016, among NRG Energy, Inc., the guarantors named therein and Morgan Stanley & Co. LLC, as representative to the initial purchasers listed in Schedule I thereto.

99.1	Press Release, dated August 2, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NRG Energy, Inc.

	By:	/s/ Brian Curci
Brian Curci
Deputy General Counsel & Corporate Secretary

Dated: August 3, 2016

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Exhibit Index

Exhibit No.	Document

4.1

Indenture, dated May 23, 2016, between NRG Energy, Inc. and Law Debenture Trust Company of New York (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on May 23, 2016).

4.2	Supplemental Indenture, dated August 2, 2016, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.

4.3	Form of 6.625% Senior Note due 2027 (incorporated by reference to Exhibit 4.2 filed herewith).

4.4

Registration Rights Agreement, dated August 2, 2016, among NRG Energy, Inc., the guarantors named therein and Morgan Stanley & Co. LLC, as representative to the initial purchasers listed in Schedule I thereto.

99.1	Press Release, dated August 2, 2016.

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